EXHIBIT 10.1


          FINANCIAL WARRANTY AGREEMENT


          between


          BANK OF AMERICA, N.A.


          and


          MAIN PLACE FUNDING, LLC


          Dated as of October 29, 2002

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          TABLE OF CONTENTS

          Page

          ARTICLE I DEFINITIONS                                        1

          Section 1.1       General Definitions                        1

          Section 1.2       Generic Terms                              4

          ARTICLE II AMOUNT AND TERMS OF THE BANA FINANCIAL WARRANTY   4

          Section 2.1       The BANA Financial Warranty                4

          Section 2.2       Procedure for Issuance                     4

          Section 2.3       Conditions Precedent to Effectiveness      4

          Section 2.4       MPF Warranty Fee                           5

          Section 2.5       MPF Drawdown Amount                        5

          ARTICLE III INDEMNIFICATION                                  5

          Section 3.1       Survival                                   5

          Section 3.2       Indemnification                            6

          Section 3.3       Indemnification Procedure                  6

          ARTICLE IV FURTHER AGREEMENTS                                7

          Section 4.1       Obligations Absolute                       7

          Section 4.2       Participations and Assignments             8

          Section 4.3       MPF Obligations                            8

          Section 4.4       Limitation of Liability of BANA            8

          Section 4.5       Costs and Expenses                         9

          ARTICLE V CONFIDENTIALITY                                    9

          Section 5.1       Confidentiality Obligations of BANA        9

          ARTICLE VI TERMINATION                                       9

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          Section 6.1       Termination                                9

          ARTICLE VII MISCELLANEOUS                                    9

          Section 7.1       Amendments and Waivers                     9

          Section 7.2       Notices                                   10

          Section 7.3       No Waiver, Remedies and Severability      10

          Section 7.4       Payments                                  10

          Section 7.5       Governing Law                             11

          Section 7.6       Counterparts                              11

          Section 7.7       Paragraph Headings                        11

          Section 7.8       Time of the Essence                       11

          Section 7.9       No Third-Party Rights                     11

          Section 7.10      Further Assurances                        11


          Exhibit A         Pioneer Financial Warranty Agreement

          Exhibit B         Form of BANA Financial Warranty

          FINANCIAL WARRANTY AGREEMENT

          FINANCIAL WARRANTY AGREEMENT, dated as of October 29, 2002 (this "Agreement"), between BANK OF AMERICA, N.A., a national banking association formed under the federal laws of the United States ("BANA"), and MAIN PLACE FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware ("MPF").

          W I T N E S S E T H:

          WHEREAS, Pioneer Investment Management, Inc. (the "Adviser"), Pioneer Protected Principal Plus Fund on behalf of its series, Pioneer Protected Principal Plus Fund (the "Fund"), and MPF have entered into a Financial Warranty Agreement, dated as of October 29, 2002 (the "Pioneer Financial Warranty Agreement"), a copy of which is attached hereto as Exhibit A;

          WHEREAS, the Fund has requested MPF, and MPF has agreed, to issue a financial warranty (such financial warranty being the "Pioneer Financial Warranty") in the amount of up to $900 million under the terms of the Pioneer Financial Warranty Agreement;

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          WHEREAS, MPF desires to hedge its risk under the Pioneer Financial
Warranty Agreement and in that regard has requested BANA, and BANA has agreed, to issue a financial warranty to MPF in substantially the form of Exhibit B (such financial warranty being the "BANA Financial Warranty"), the amount of which shall be equal to the amount of the Pioneer Financial Warranty; and

          WHEREAS, the parties hereto, among other things, desire to specify the conditions precedent to the issuance by BANA of the BANA Financial Warranty and the drawdown of the MPF Drawdown Amount (as defined herein), the payment of the MPF Warranty Fee (as defined herein) in respect of the BANA Financial Warranty, and to provide for certain other matters related thereto.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          ARTICLE I

          DEFINITIONS

          Section 1.1 General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, in both singular and plural form, as appropriate.

          "Act of Insolvency" means, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (ii) the appointment of a receiver, conservator, or manager for such party by any government agency or authority having the jurisdiction to do so; (iii) the commencement of any such case or proceeding against such party, which (a) is consented to or not timely contested by such party, (b) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (c) is not dismissed within 72 hours; (iv) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party of such party's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party.

          "Adverse Effect" means, with respect to any party, a material adverse effect upon the ability of any party to perform its obligations under this Agreement or any other Transaction Document to which it is a party. An adverse effect on the binding nature, validity or enforceability of this Agreement or any other Transaction Documents shall constitute an Adverse Effect. The determination of whether a particular set of circumstances would reasonably be

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expected to have an Adverse Effect includes a determination of both the likelihood of the occurrence of such set of circumstances and the likelihood that such set of circumstances, if it were to occur, would result in an Adverse Effect.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with such Person or any Subsidiary; provided, that for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" has the meaning provided in the preamble.

          "BANA" has the meaning provided in the preamble.

          "BANA Financial Warranty" has the meaning provided in the recitals.

          "BANA Financial Warranty Amount Limit" has the meaning provided in
Section 2.1.

          "BANA Parties" has the meaning provided in Section 3.2(a).

          "Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange and Nasdaq National Market are closed for business.

          "Early Close Exchange Business Day" means any Exchange Business Day on which the New York Stock Exchange closes early due to extraordinary circumstances.

                "Exchange Business Day" means any day other than a day on which the New York Stock Exchange and Nasdaq National Market are closed for business.

          "Fee Payment Date" has the meaning provided in Section 2.4.

          "Fund" has the meaning provided in the preamble.

          "Fund Confidential Information" has the meaning ascribed thereto in the Pioneer Financial Warranty Agreement. Any defined terms used in the definition of Fund Confidential Information in the Pioneer Financial Warranty Agreement shall also have the meaning ascribed thereto in such Agreement

          "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including any self-regulatory organization.

          "Indemnified Party" has the meaning provided in Section 3.3(a).

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          "Indemnifying Party" has the meaning provided in Section 3.3(a).

          "Issued BANA Financial Warranty Amount" has the meaning provided in
Section 2.1.

          "Issuance Date" has the meaning provided in Section 2.2.

          "Losses" has the meaning provided in Section 3.2(a).

          "Maturity Date" means the date that is seven years after the Issuance Date, but if that date is not an Exchange Business Day, other than an Early Close Exchange Business Day, the Maturity Date shall be the first Exchange Business Day thereafter that is not an Early Close Exchange Business Day.

          "MPF Drawdown Amount" has the meaning provided in Section 2.5.

          "MPF Parties" has the meaning provided in Section 3.2(b).

          "MPF Warranty Fee" has the meaning provided in Section 2.4.

          "Notice" has the meaning provided in Section 3.3(a).

          "Person" means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

          "Pioneer Financial Warranty" has the meaning provided in the recitals.

          "Pioneer Financial Warranty Agreement" has the meaning provided in the recitals.

          "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing document of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which securities representing 50% or more of the combined voting power of the total capital stock (or in the case of an association or other business entity which is not a corporation, 50% or more of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

          "Term" means the period commencing on the Issuance Date and ending on the Maturity Date.

          "Termination Date" has the meaning provided in Section 6.1(a).

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          "Transaction Documents" means this Agreement, the BANA Financial
Warranty, the Pioneer Financial Warranty Agreement and the Pioneer Financial Warranty.

          Section 1.2 Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified, and Section and Exhibit references are to this Agreement unless otherwise specified.

          ARTICLE II

          AMOUNT AND TERMS OF THE BANA FINANCIAL WARRANTY

          Section 2.1 The BANA Financial Warranty. BANA agrees to issue the BANA Financial Warranty, subject to the conditions set forth herein, on the Issuance Date, in an amount equal to the amount of the Pioneer Financial Warranty (the "Issued BANA Financial Warranty Amount"), which shall not exceed $900 million (the "BANA Financial Warranty Amount Limit") if MPF is required to issue the Pioneer Financial Warranty under the terms of the Pioneer Financial Warranty Agreement.

          Section 2.2 Procedure for Issuance. MPF shall notify BANA of the projected amount of the Pioneer Financial Warranty promptly after receipt of the notice specifying such amount under Section 2.2 of the Pioneer Financial Warranty Agreement. MPF shall further notify BANA of the issuance by MPF of the Pioneer Financial Warranty and the amount thereof, and upon receipt of such notice (the "Issuance Date"), BANA will issue the BANA Financial Warranty to MPF in an amount equal to the Issued BANA Financial Warranty Amount. BANA shall not incur any obligation or liability hereunder prior to the issuance of the BANA Financial Warranty.

          Section 2.3    Conditions Precedent to Effectiveness

          (a) Article III shall be effective immediately upon the execution of this Agreement. Subject to Section 2.3(b), the effectiveness of all other provisions of this Agreement (other than Article III) is subject to the effectiveness of the Pioneer Financial Warranty Agreement.

          (b) The obligation of BANA to issue the BANA Financial Warranty is subject to the satisfaction of the following conditions on the Issuance Date:

          (i)     The Pioneer Financial Warranty shall have been issued by MPF.

          (ii) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions

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contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

          (iii) No suit, action or other proceeding, investigation or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents.

          (iv) On the Issuance Date, the Issued BANA Financial Warranty Amount shall not exceed the BANA Financial Warranty Amount Limit. If after the effectiveness of this Agreement and prior to the Issuance Date, MPF expects the Issued BANA Financial Warranty Amount to exceed the BANA Financial Warranty Amount Limit, MPF shall consult with BANA. If BANA agrees to increase the BANA Financial Warranty Amount Limit in its sole discretion, this Agreement will be amended accordingly.

          (v) This Agreement shall not have been terminated in accordance with Article VI.

          Section 2.4 MPF Warranty Fee. In consideration of the issuance by BANA of the BANA Financial Warranty, MPF shall pay to BANA a fee in an amount equal to 0.65% per annum of the average daily net assets of the Fund during each calendar month during the Term (the "MPF Warranty Fee"), payable monthly in arrears on the fifth Business Day of the following calendar month (each a "Fee Payment Date"). The MPF Warranty Fee payable on each Fee Payment Date will be calculated based on a 365 or 366 day year for the actual number of days elapsed. The obligation to pay the MPF Warranty Fee that has accrued hereunder shall survive termination of this Agreement to the extent not paid in full prior to such termination.

          Section 2.5 MPF Drawdown Amount. Unless this Agreement shall have been terminated in accordance with Article VI prior to such time, if the Fund becomes entitled to draw upon the Pioneer Financial Warranty, then for ten Business Days commencing on the second Business Day thereafter, MPF shall be entitled to draw upon the BANA Financial Warranty in an amount equal to the amount drawn by the Fund under the Pioneer Financial Warranty, if any (the "MPF Drawdown Amount").

          ARTICLE III

          INDEMNIFICATION

          Section 3.1 Survival. All covenants and other agreements contained herein shall survive the execution and delivery of this Agreement and the BANA Financial Warranty. Articles I, III and V shall survive the Termination Date.

          Section 3.2    Indemnification

          (a) MPF agrees to indemnify and hold harmless BANA, its Affiliates, and their respective employees, officers, directors and agents (collectively, the "BANA Parties") from and against any and all losses, claims, damages, liabilities, judgments, costs (including

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reasonable attorneys' fees), expenses (including expenses of investigation and enforcement) and disbursements (collectively, "Losses") incurred or suffered by any of them in connection with or arising out of (i) the failure of MPF to fulfill any agreement or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party, (ii) the enforcement or preservation of any of BANA's rights under this Agreement and the other Transaction Documents, and (iii) the improper issuance of the BANA Financial Warranty or improper payment of the MPF Drawdown Amount, including by reason of mistake, fraud or error in the issuance of, or calculation of, the amount payable under the Pioneer Financial Warranty or the BANA Financial Warranty; provided, however, that MPF shall not be liable for any Losses resulting directly or indirectly from any action or omission on the part of any of the BANA Parties which constitutes gross negligence, recklessness, bad faith or willful misconduct by such BANA Party. MPF agrees to promptly reimburse any of the BANA Parties for all Losses in respect of which indemnification may be sought by such BANA Party hereunder as they are incurred or suffered by such BANA Party.

          (b) BANA agrees to indemnify and hold harmless MPF, its Affiliates, and its respective employees, officers, directors, trustees and agents (collectively, the "MPF Parties") from and against any and all Losses incurred or suffered by any of them in connection with or arising out of BANA's failure to pay any amounts, if any, required to be paid by it under the BANA Financial Warranty in accordance with the terms of this Agreement; provided, that BANA shall not be liable for any Losses resulting, directly or indirectly, from any action or omission on the part of any of the MPF Parties which constitutes gross negligence, recklessness, bad faith or willful misconduct by such MPF Party. BANA agrees to promptly reimburse any of the MPF Parties for all Losses in respect of which indemnification may be sought by such MPF Party hereunder as they are incurred or suffered by such MPF Party.

          Section 3.3    Indemnification Procedure

          (a) The party or parties being indemnified are referred to herein as the "Indemnified Party" and the indemnifying party is referred to herein as the "Indemnifying Party." In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnified Party shall assert a claim for indemnification by written notice ("Notice") to the Indemnifying Party stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnified Party, but the failure of the Indemnified Party to give the Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action has been prejudiced by the Indemnified Party's failure to give such notice.

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          (b)     In the case of third party claims for which indemnification is sought, the Indemnifying Party shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided; that the Indemnifying Party shall not settle any such claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed)), and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnified Party or otherwise. In any event, the Indemnified Party shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnifying Party shall, within twenty (20) days of receipt of the Notice, notify the Indemnified Party of its intention to assume the defense of such claim. If (i) the Indemnifying Party shall decline to assume the defense of any such claim, (ii) the Indemnifying Party shall fail to notify the Indemnified Party within twenty (20) days after receipt of the Notice of the Indemnifying Party's election to defend such claim or (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnifying Party or a conflict exists between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the Indemnified Party shall defend against such claim and the Indemnified Party may settle such claim without the consent of the Indemnifying Party, and the Indemnifying Party may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnifying Party (up to a limit of one counsel in the case of attorneys' fees) and the Indemnifying Party shall pay the Indemnified Party, in immediately available funds, as such Losses are incurred upon receipt of supporting documentation thereof. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnified Party do not involve payment by the Indemnified Party of a third party claim, then, the Indemnifying Party shall pay, within ten (10) days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount payable, to the Indemnified Party, in immediately available funds, the amount of such Losses. Anything in this Section 3.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

          (c) The remedies provided for in this Article III shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

          ARTICLE IV

          FURTHER AGREEMENTS

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          Section 4.1    Obligations Absolute. The obligations of MPF pursuant
to this Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms hereof, irrespective of:

          (a) Any lack of validity or enforceability of, or any amendment or other modification of, or waiver with respect to, any of the Transaction Documents;

          (b) Any amendment or waiver of, or consent to departure from any Transaction Document;

          (c) The existence of any claim, set-off, defense or other right either may have at any time against the other, any beneficiary or any transferee of the BANA Financial Warranty (or any persons or entities for whom any such beneficiary or any such transferee may be acting), BANA or any other Person or entity whether in connection with this Agreement, any of the Transaction Documents or any unrelated transactions;

          (d) Any statement or any other document presented in connection herewith proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) The inaccuracy or alleged inaccuracy upon which any drawing under the BANA Financial Warranty is based;

          (f) Payment by BANA under the BANA Financial Warranty which does not comply with the terms hereof; provided, that such payment shall not have constituted willful misconduct on the part of BANA;

          (g) Any default or alleged default of BANA under this Agreement, other than a default with respect to payment of the MPF Drawdown Amount; or

          (h) Any other circumstance or happening whatsoever; provided, that the same shall not have constituted willful misconduct of BANA and to the extent that such circumstance or happening does not result in a default by BANA with respect to the payment of the MPF Drawdown Amount.

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          Section 4.2    Participations and Assignments. Subject to the prior
written consent of MPF (which consent shall not be unreasonably withheld or delayed), BANA may assign its obligations under this Agreement to an Affiliate. BANA shall have the right to give participations in its rights under this Agreement and to enter into hedging contracts with respect to the BANA Financial Warranty; provided, that BANA agrees that any such disposition will not alter or affect in any way whatsoever BANA's direct obligations hereunder and under the BANA Financial Warranty.

          Section 4.3 MPF Obligations. MPF agrees that none of its obligations to the Fund under the Pioneer Financial Warranty Agreement are in any way dependent upon BANA's performance of its obligations under this Agreement.

          Section 4.4 Limitation of Liability of BANA. MPF agrees that neither BANA, its Affiliates, nor any of their respective officers, trustees/directors or employees shall be liable or responsible for (a) the use which may be made of the BANA Financial Warranty by any Person or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to BANA, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, BANA may accept documents that appear on their face to be in order, without responsibility for further investigation.

          Section 4.5 Costs and Expenses. Except as otherwise specified in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          ARTICLE V

          CONFIDENTIALITY

          Section 5.1 Confidentiality Obligations of BANA. BANA hereby represents, warrants and agrees to keep Fund Confidential Information confidential in accordance with the terms of Sections 9.1 and 9.2 of the Pioneer Financial Warranty Agreement.

          ARTICLE VI

          TERMINATION

          Section 6.1    Termination

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          (a)     Unless this Agreement and the BANA Financial Warranty are
sooner terminated pursuant to Section 6.1(b) hereof, this Agreement and the BANA Financial Warranty shall terminate (i) on the Maturity Date if no amounts are payable under the BANA Financial Warranty, or (ii) thereafter, upon payment by BANA of all amounts due by BANA under the BANA Financial Warranty to MPF (any such date of termination pursuant to this Article VI is referred to in this Agreement as the "Termination Date").

          (b) This Agreement may be terminated by MPF by written notice to BANA at any time upon the occurrence of an Act of Insolvency with respect to BANA.

          (c) Notwithstanding any of the foregoing, this Agreement shall automatically terminate, and if such termination occurs after the Issuance Date, the BANA Financial Warranty shall automatically terminate, if the Pioneer Financial Warranty Agreement (and, if applicable, the Pioneer Financial Warranty) is terminated and on the Issuance Date if the BANA Financial Warranty is not issued by January 3, 2003 because the conditions in Section 2.3(b) have not been satisfied.

          (d) From and after the effective date of any such termination, MPF shall have no obligation to pay the MPF Warranty Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and BANA shall have no liability under the BANA Financial Warranty.

          ARTICLE VII

          MISCELLANEOUS

          Section 7.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by the parties hereto; provided, that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

          Section 7.2 Notices. Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or confirmed facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent addressed as follows:

          If to MPF:

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                                            Main Place Funding, LLC

                                            100 North Tryon Street

                                            Charlotte, NC 28255

                                            Attention:  Susan Carr, President

                                            Telephone:  (704) 386-8059

                                            Facsimile:  (704) 386-1175


          If to BANA:

          c/o Banc of America Securities LLC

          9 West 57th Street

          New York, NY 10019

          Attention: Kevin Beauregard, Managing Director

          Telephone: (212) 583-8205

          Facsimile: (212) 847-6570

          or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

          Section 7.3 No Waiver, Remedies and Severability. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

          Section 7.4 Payments. All payments to BANA hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to

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2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the account designated by BANA by notice to MPF. Any payments to MPF under the BANA Financial Warranty shall be made in accordance with the terms thereof in lawful currency of the United States in immediately available funds by wire transfer to the account designated by MPF by notice to BANA.

          Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

          Section 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

          Section 7.6 Counterparts. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

          Section 7.7 Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

          Section 7.8 Time of the Essence. Time is of the essence under this Agreement.

          Section 7.9 No Third-Party Rights. Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns. Without limiting the generality of the foregoing, nothing herein is intended to confer any benefits on the Adviser or the Fund, which shall have no rights against BANA hereunder.

          Section 7.10 Further Assurances. The parties hereto shall, upon the request of BANA or MPF, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

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

          MAIN PLACE FUNDING, LLC

          By: /s/ Susan C. Carr


          Name: Susan C. Carr

          Title: President

          BANK OF AMERICA, N.A.

          By: /s/ Susan C. Carr


          Name: Susan C. Carr

          Title: Senior Vice President

          EXHIBIT A TO FINANCIAL WARRANTY AGREEMENT

          PIONEER FINANCIAL WARRANTY AGREEMENT

          EXHIBIT B TO FINANCIAL WARRANTY AGREEMENT

          FINANCIAL WARRANTY

          No. _____________

          [Date of issuance of BANA Financial Warranty]

          Main Place Funding, LLC

          100 North Tryon Street

          Charlotte, North Carolina 28255

          Attn: Susan Carr

          Facsimile: (704) 386-1175


          Dear Sirs:

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

          We hereby establish, in your favor, our Financial Warranty No. ____ (the "BANA Financial Warranty") in the amount of $_________ (as more fully described below), effective immediately and expiring at the close of banking business at our Charlotte, North Carolina office on _________ __, 2010. All terms used herein but not defined herein have the meanings given to such terms in the Financial Warranty Agreement (the "BANA Financial Warranty Agreement") dated October 29, 2002 between Main Place Funding, LLC and Bank of America, N.A.

          If at any time on or prior to the Maturity Date Banc of America Securities LLC (the "Calculation Agent") provides BANA with a written certificate certifying that the BANA Financial Warranty has been terminated pursuant to Section 6.1 of the BANA Financial Warranty Agreement (a "Termination Certificate"), the BANA Financial Warranty amount shall automatically reduce to zero and the BANA Financial Warranty shall terminate on such date and the MPF Drawdown Amount shall be deemed to be zero.

          Unless BANA has received a Termination Certificate, funds under this BANA Financial Warranty are available to you against on sight draft drawn on our Charlotte, North Carolina office, referring thereon to the number of this BANA Financial Warranty, accompanied by your written certificate signed by you with an authenticated signature and certifying as to (a), (b) and (c) below, and a written certificate from the Calculation Agent certifying the determination of the MPF Drawdown Amount and its accuracy. Your written certificate shall state that:

          (a) The Maturity Date under the BANA Financial Warranty Agreement has occurred.

          (b) The amount of your draft is equal to the amount drawn under the MPF Financial Warranty.

          (c) You have complied with all applicable covenants set forth in the BANA Financial Warranty Agreement.

          Presentation of such draft and certificate shall be made by facsimile at (704) 386-1175 at our office located at Charlotte, North Carolina, Attention:
Susan Carr, or at any other office which may be designated by us by written notice delivered to you.

          Upon the earliest of (i) the termination of this BANA Financial Warranty in accordance with the BANA Financial Warranty Agreement; (ii) our honoring your draft presented hereunder, (iii) the surrender to us by you of this BANA Financial Warranty for cancellation, and (iv) the expiration date stated in the initial paragraph hereof, this BANA Financial Warranty shall automatically terminate. A termination of this BANA Financial Warranty in accordance with the BANA Financial Warranty Agreement will be notified to you in writing upon which you will immediately surrender this BANA Financial Warranty to us for cancellation; provided, that the failure to so notify or surrender shall not affect the validity of such termination.

          This BANA Financial Warranty shall be governed by the laws of the State of New York, including the Uniform Commercial Code as currently in effect in the State of New York, as such Uniform Commercial Code may be amended from time to time. This BANA Financial Warranty is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, which is incorporated into the text of this BANA Financial Warranty by this reference. Communications with respect to this BANA Financial Warranty shall be addressed to us at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Susan Carr, Facsimile (704) 386-1175 specifically referring to the number of this BANA Financial Warranty.

          This BANA Financial Warranty is not transferable.

          This BANA Financial Warranty sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and draft referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and draft.

          Subject to the fourth preceding paragraph herein, we hereby agree to forthwith honor your draft drawn under and in compliance with the terms of this BANA Financial Warranty if presented to us on any day during the period commencing on _____________ __, 2010 and ending on _____________ __, 2010, accompanied by the written certificate specified above.

          Very truly yours,

          BANK OF AMERICA, N.A.


          By:
             -------------------------

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